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                                                                    EXHIBIT 23.3



                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


          We hereby consent to the incorporation by reference in this Registration Statement of Edge Petroleum Corporation (the "Company") on Form S-8 of information contained in our reserve report that is summarized as of December 31, 1996 in our summary letter dated January 30, 1997, relating to the oil and gas reserves and revenue, as of December 31, 1996 of certain properties that are sought to be combined in the Company which are currently held by Edge Joint Venture II and James C. Calaway, appearing in the Prospectus, which is part of the Company's Registration Statement on Form S-1 (Reg. No. 333-17267).

          We hereby consent to all references to such reports, letters and/or to this firm in each of the Prospectus, this Registration Statement and the Prospectus to which this Registration Statement relates, and further consent to our being named as an expert in each of the Prospectus, this Registration Statement and the Prospectus to which this Registration Statement relates.



RYDER SCOTT COMPANY
PETROLEUM ENGINEERS
Houston, Texas
February 27, 1997